                                                Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-107535
             8 7/8% Senior Notes due 2010 CUSIP Nos. 749564 AA 8 and U76218 AA 1
               10 7/8% Senior Subordinated Notes due 2012 CUSIP Nos. 749564 AC 4
                                                                 and U76218 AB 9

                               R.H. DONNELLEY INC.

                  PROSPECTUS SUPPLEMENT DATED DECEMBER 5, 2003
                     TO THE PROSPECTUS DATED AUGUST 1, 2003

         The selling security holders table on pages 28-47 of the prospectus, as amended, is hereby further amended to add the information regarding the following entities in the prospectus and their respective amount of 8 7/8% senior notes due 2010.

                                                Senior Notes                        Senior Subordinated Notes
                                   ---------------------------------------- ------------------------------------------
                                                                              Principal Amount     Principal Amount
                                    Principal Amount      Principal Amount       of Senior            of Senior
                                     of Senior Notes      of Senior Notes    Subordinated Notes   Subordinated Notes
Name of Selling Security Holder           Owned               Offered               Owned               Offered
---------------------------------- -------------------- -------------------- -------------------- --------------------
AAL High Yield Bond Portfolio.     $           100,000  $           100,000                   --                   --
Lehman Brothers Inc...........               8,000,000            8,000,000                   --                   --
NCIT PIMCO International Fixed
   Income Trust...............                 230,000              230,000                   --                   --
The AAL High Yield Bond Fund..                 300,000              300,000                   --                   --